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Exhibit 1.1

OCCIDENTAL PETROLEUM CORPORATION

FORM OF UNDERWRITING AGREEMENT

[Date]

Ladies and Gentlemen:

        Occidental Petroleum Corporation, a Delaware corporation (the "Company"), confirms its agreement with [insert names of lead underwriters] (collectively the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof) with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth opposite their names on Schedule A hereto, of the Company's                                    (the "Notes"). The Notes are to be issued pursuant to an indenture, dated as of [April 1, 1998] [January 20, 1999] (the "Indenture," which term, for purposes of this Agreement, shall include an Officers' Certificate or supplemental indenture with respect to the Notes delivered pursuant to Section 301 of the Indenture), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee (the "Trustee").    •    and    •    shall be the representatives of the Underwriters (the "Representatives;" in the event that there is only one such representative, then all references herein to the "Representatives" shall be deemed to mean and refer to such single representative, mutatis mutandis).

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-    •    ) and, if applicable, one or more amendments thereto, for the registration of, among other securities, debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as amended, if applicable), became effective upon filing with the Commission pursuant to Rule 462(e) of the 1933 Act Regulations, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as amended, if applicable) and the prospectus dated    •    (the "Base Prospectus") together with the final prospectus supplement dated    •    (the "Final Prospectus Supplement") filed by the Company relating to the Notes, including, in each case, all Incorporated Documents (as hereinafter defined) and, solely in the case of any such registration statement, the information that is deemed pursuant to Rule 430B of the 1933 Act Regulations to be part of such registration statement ("Rule 430B Information"), are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus or prospectus supplement filed by the Company shall be provided to the Underwriters by the Company for use in connection with the offering of the Notes (including, without limitation, for delivery upon request of purchasers of Notes pursuant to Rule 173 of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. As used herein, the term "preliminary prospectus" means any prospectus supplement filed by the Company relating to the Notes that is captioned "Subject to Completion" or "preliminary prospectus supplement" or that has a similar caption, together with the Base Prospectus, including all Incorporated Documents, it being understood that all references herein to a "preliminary prospectus" shall include, without limitation, the Statutory Prospectus (as defined below). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference therein (other than information in such documents, financial statements and schedules that is deemed not to be filed) pursuant to Item 12 of Form S-3 under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the

Securities Exchange Act of 1934, as amended (the "1934 Act") and so incorporated, or deemed to be incorporated, by reference (other than information in such documents, financial statements and schedules that is deemed not to be filed) (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents"). Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of any securities other than the Notes shall not be deemed to have supplemented any preliminary prospectus or the Prospectus and the information therein shall not be deemed Rule 430B Information. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or any preliminary prospectus, or to any Issuer Free Writing Prospectus, Issuer General Use Free Writing Prospectus or Issuer Limited Use Free Writing Prospectus (as such terms are hereinafter defined), or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

SECTION 1.    Representations and Warranties.

        (a)   The Company represents and warrants to each of the Underwriters as follows:

          (i)    (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was or is (as the case may be) a "well-known seasoned issuer," as defined in Rule 405 of the 1933 Act Regulations ("Rule 405"), including not having been and not being an "ineligible issuer" as defined in Rule 405; the Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, that initially became effective within three years of the date hereof; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

          At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an "ineligible issuer."

          No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act and no proceedings for any such purpose have been instituted or are pending, or to the knowledge of the Company, are contemplated by the Commission, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.

          Any offer that is a written communication relating to the Notes made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations ("Rule 163") and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

          (ii)   The Incorporated Documents, when they were filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and any Incorporated Documents filed subsequent to the date hereof and prior to the termination of the offering of the Notes, will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such Incorporated Document, when it was filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date hereof and prior to the termination of the offering of the Notes will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

          (iii)  The Registration Statement, at the respective times the Registration Statement or any post-effective amendments thereto became effective, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; at the date hereof and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and the Prospectus, and any supplement or amendment thereto relating to the Notes, complied and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations and (a) the Registration Statement, and any such post-effective amendments thereto, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, and any such supplement or amendment thereto relating to the Notes, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

          As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) [listed on Schedule I hereto], issued at or prior to the Applicable Time, the Statutory Prospectus and the Final Term Sheet (as defined below), all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Issuer Limited Use Free Writing Prospectus [listed on Schedule I hereto], when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

          As used in this subsection and elsewhere in this Agreement:

          "Applicable Time" means    •    :00 [a/p]m (New York City time) on    •    or such other time as agreed by the Company and the Representatives.

          "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations ("Rule 433"), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a "road show" that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering thereof that does not reflect the final terms, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

          "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule C hereto.

          "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

          "Statutory Prospectus" means the Base Prospectus and the preliminary prospectus supplement dated    •    relating to the Notes, including the Incorporated Documents. [If applicable, add reference to any supplements issued prior to the Applicable Time.]

          The foregoing representations and warranties in this subsection do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon information furnished to the Company in writing by or on behalf of the Underwriters through the Representatives expressly for use therein or to those parts of the Registration Statement which constitute the Trustee's Statements of Eligibility and Qualification on Form T-1 under the 1939 Act (collectively, the "Form T-1").

          There is no contract or document of a character required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. In the event that the Registration Statement (including any prospectus filed as part of the Registration Statement), any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement to any of the foregoing was or is filed electronically pursuant to EDGAR, then the Registration Statement (including any prospectus filed as part thereof), such preliminary prospectus, such Issuer Free Writing Prospectus, the Prospectus and any such amendment or supplement was or will be, as the case may be, identical (as to content) to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iv)  This Agreement, the Indenture and the Notes have been duly authorized by the Company and conform in all material respects to the descriptions thereof in the General Disclosure Package and the Prospectus.

          (v)   The Indenture has been duly qualified under the 1939 Act and (assuming the due execution and delivery thereof by the Trustee) is, and the Notes (when executed by the Company and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers thereof) will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (x) as such enforceability may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, (B) the applicability or effect of any fraudulent transfer, preference or similar law, (C) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), [To be deleted if notes are denominated in U.S. dollars—(D) requirements that a claim with respect to any Notes (or a judgment denominated other than in

  United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (E) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or currency units] or (F) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct and (y) that the waiver contained in Section 515 of the Indenture may be deemed unenforceable. The Notes (when executed by the Company and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence).

          (vi)  The Company and each of Occidental Chemical Holding Corporation, a California corporation, and Occidental Oil and Gas Holding Corporation, a California corporation formerly known as Occidental Oil and Gas Corporation (each a "Principal Domestic Subsidiary" and collectively the "Principal Domestic Subsidiaries") is a validly existing corporation in good standing under the laws of its state of incorporation. The Company and each Principal Domestic Subsidiary has full corporate power and authority to own its respective properties and carry on its respective business as presently conducted, as described in the General Disclosure Package and the Prospectus, and is duly registered or qualified to conduct business, and is in good standing, in each jurisdiction in which it owns or leases property or transacts business and in which such registration or qualification is necessary, except as to jurisdictions where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the outstanding capital stock or other securities evidencing equity ownership of each Principal Domestic Subsidiary has been duly and validly authorized and issued and is fully paid and non-assessable, and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, claim, lien or encumbrance. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any such Principal Domestic Subsidiary, except for rights, warrants or options held by the Company.

          (vii) Except as contemplated in the General Disclosure Package and the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, unless the Company has notified the Underwriters as provided in Section 4(d) hereof, there has not been any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole.

          (viii)  The Company is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended. The execution and delivery of this Agreement by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement and the Indenture will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws of the Company, in each case, as amended, (B) subject to the Company's compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any agreement or instrument (which is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole) to which the Company or any Principal Domestic Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Principal Domestic Subsidiary is subject or (C) any order of any court or governmental agency or authority presently in effect and applicable to the Company or any Principal Domestic Subsidiary. Except for orders, permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, including jurisdictions outside the United States, or required of any securities exchange on which any of the Notes might be listed, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Notes. As of the date of this Agreement, both immediately before and immediately after giving effect to the execution and delivery of this Agreement, and as of the Closing Time, both immediately before and immediately after giving effect to the issuance and sale of the Notes, the Company was and will be in compliance with the requirements of any applicable covenants pertaining to its incurrence of unsecured indebtedness contained in the agreements or instruments referred to in clause (B) above.

          (ix)  To the best of the Company's knowledge, the accountants who have audited and reported upon the consolidated financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the 1933 Act. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, or incorporated therein by reference, fairly present in all material respects the consolidated financial position and results of operations of the entities to which such statements relate at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement, the General Disclosure Package and Prospectus.

          (x)   The Company maintains an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

          (xi)  The Company maintains systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company's internal controls and there has been no change in the Company's internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company's internal control over financial reporting.

        (b)   Additional Certifications.    Any certificate signed by any officer of the Company and delivered to the Underwriters, the Representatives or to counsel for the Underwriters in connection with transactions contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

SECTION 2.    Sale and Delivery to the Underwriters; Closing.

        (a)   Purchase and Sale.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at    •    % of the principal amount thereof, the principal amount of Notes set forth on Schedule A opposite the name of such Underwriter.

        (b)   Closing Time.    Payment of the purchase price for, and delivery of the certificates for, the Notes shall be made at the offices of    •    , or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 a.m., New York City time, on     •    (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Notes to be purchased by them. Certificates for the Notes shall be in such denominations and registered in such names as the Underwriters may request in writing by 12:00 noon New York City time at least one full business day before Closing Time. It is understood that each Underwriter has authorized the Representatives for its respective account, to accept delivery of, and receipt for, and make payment of the purchase price for, the Notes which such Underwriter has agreed to purchase. The certificates for the Notes will be made available for examination and packaging by the Underwriters not later than 10:00 a.m. on the last business day prior to Closing Time in The City of New York.

        (c)   No Fiduciary Relationship.    The Company and the Underwriters acknowledge and agree that (i) the purchase and sale of any Notes by an Underwriter pursuant to this Agreement will be an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and (ii) the Company and the Underwriters each will consult with its own legal and financial advisors to the extent it deems appropriate. In connection with the offering of Notes contemplated by this Agreement and with the process leading to such offering, the Company and the Underwriters acknowledge and agree that the Underwriters are not acting as an agent or fiduciary of the Company, and the Underwriters will not assume (i) any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Notes contemplated hereby, or (ii) any other obligation to the Company except the obligations expressly set forth in this Agreement. The Company and the Underwriters acknowledge and agree that neither will claim that the Underwriters (i) have rendered any advisory services of any nature or respect, or (ii) owe a fiduciary or similar duty to the Company in connection with the offering of Notes contemplated hereby or the process leading thereto.

SECTION 3.    Foreign Offerings.

        Each Underwriter, severally and not jointly, represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Notes from, (ii) it has not sold, and will not sell, any of the Notes to, and (iii) it has not distributed, and will not distribute, the General Disclosure Package or the Prospectus to, any person or entity in any jurisdiction outside of the United States (collectively "Foreign Offers and Sales") except, in each case, in compliance in all material respects with all applicable laws and, in connection with the initial offering of, or subscription for, any of the Notes, only with the prior written consent of the Company and in full compliance with any requirements and procedures established by the Company with respect to any such Foreign Offers and Sales. For the purposes of this paragraph, "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico) and other areas subject to its jurisdiction.

        In particular and without limiting the generality of the foregoing:

          (i)    Each Underwriter, severally and not jointly, agrees to distribute, in connection with any Foreign Offers and Sales, only those Prospectuses used in connection therewith that have been appropriately "stickered" for use in the jurisdiction in which such Foreign Offers and Sales are to be made.

          (ii)   With respect to the United Kingdom, each Underwriter represents and agrees, severally and not jointly, that: (A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of FSMA does not apply to the Company; and (B) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

          (iii)  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter represents and agrees, severally and not jointly, that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of Notes to the public in that Relevant Member State except that it may, with the effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State:

      (i)
      to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (ii)
      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

      (iii)
      to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives; or

      (iv)
      in any other circumstances falling within Article 3(2) of the Prospectus Directive,

  provided that no such offer of Notes referred to in (a) through (d) above shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

  For the purposes of this subparagraph (iii), the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form, and by any means, of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          (iv)  With respect to Japan, each Underwriter, severally and not jointly, understands that the Notes have not been, and will not be, registered under the Financial Instruments and Exchange

  Law of Japan (Law No. 25 of 1948, as amended) (the "FIEL"), and, accordingly, each Underwriter, severally and not jointly, represents and agrees that (A) in connection with the initial offering of any of the Notes, such Underwriter has not, directly or indirectly, offered or sold, and will not, directly or indirectly, offer or sell, any of the Notes in Japan or to any resident of Japan (including any corporation or other entity incorporated or organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to any such resident of Japan, except, in each case, in compliance in all material respects with the FIEL, and (B) with respect to any such sale of the Notes made by such Underwriter, such Underwriter will effect all necessary filings in connection with such sale, including, without limitation, any required filings of notifications with the Ministry of Finance of Japan, as required pursuant to the provisions of the Exchange and Foreign Trade Act of Japan (Law No. 228 of 1949, as amended).

          (v)   With respect to the Provinces of Canada (the "Provinces"), each Underwriter, severally and not jointly, represents and agrees that, in connection with the initial offering of any of the Notes, (A) such Underwriter will not, directly or indirectly, offer or sell any of the Notes in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the date (the "Canadian Ending Date") set by the Company for the end of the offer of such Notes, and, without the prior written consent of the Company, such Underwriter will not distribute or permit to be distributed any Prospectus in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the Canadian Ending Date, (B) with respect to anything done by such Underwriter in relation to the Notes in, from, or otherwise involving, any of the Provinces, such Underwriter has complied, and will comply, in all material respects, with all applicable provisions of the securities legislation of Canada and the Provinces (the "Canadian Securities Legislation") (including, without limitation, the conveyance, or the provision of assistance to the Company in conveying, any right of rescission, damages or other right as required by applicable Canadian Securities Legislation) so that any offer or sale of any of the Notes in the Provinces, or any of them, will qualify for exemptions from prospectus, registration and equivalent requirements, or exemptions from other applicable requirements, as prescribed by the Canadian Securities Legislation in force at the time when such offer or sale is made, provided that such offer or sale is made pursuant to the Prospectus, as supplemented to the extent required by the Canadian Securities Legislation (the Prospectus, as so supplemented, hereinafter referred to as the "Canadian Offering Memorandum"), (C) with respect to Notes offered or sold, or to be offered or sold, by such Underwriter, or Notes purchased, or to be purchased, by such Underwriter, it has provided, and will provide, investors, where required pursuant to the provisions of applicable Canadian Securities Legislation, with (1) the Canadian Offering Memorandum, and (2) a list of the documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus dated     •    , and will obtain from each of such investors an acknowledgment in form reasonably satisfactory to the Company, and (D) with respect to any such sale of the Notes made by such Underwriter, such Underwriter will effect all necessary filings in connection with such sale, including, without limitation, any required filings of (x) reports of trades and (y) the Canadian Offering Memorandum, in each case with provincial securities commissions, as required pursuant to the provisions of applicable Canadian Securities Legislation.

SECTION 4.    Covenants of the Company.

        The Company covenants with each Underwriter as follows:

        (a)   Notice of Certain Events.    During the period from the date hereof to and including the time at which the distribution of the Notes is completed, the Company will notify the Underwriters promptly (i) of the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Notes), (ii) of the transmittal to the Commission for filing of any supplement to any preliminary prospectus or the

Prospectus (other than an amendment or supplement relating solely to an offering of securities other than the Notes) or any document to be filed pursuant to the 1934 Act which would be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (vi) of the receipt of notice from one or more of Standard & Poor's Corporation and Moody's Investors Service, Inc. (or any of their respective successors) that the Notes have been or are going to be placed on what is commonly termed a "watch list" for possible downgrading and (vii) of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the "Calculation of Registration Fee" table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus or prospectus supplement filed pursuant to Rule 424(b)).

        (b)   Notice of Certain Proposed Filings.    During the period from the date hereof to and including the Closing Time, the Company will give the Underwriters advance notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or any amendment or supplement to any preliminary prospectus or the Prospectus and will furnish the Underwriters with copies of any such amendment or supplement, and will not file any such amendment or supplement of which the Underwriters shall not previously have been advised or to which the Representatives shall reasonably object in writing, unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

        (c)   Copies of the Registration Statement and the Prospectus.    The Company will deliver to each of the Underwriters one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto relating to the Notes (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request. The Company will furnish to the Underwriters as many copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectuses as the Underwriters shall reasonably request so long as the Underwriters are required to deliver a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations) in connection with sales or solicitations of offers to purchase the Notes.

        (d)   Revisions of Prospectus—Material Changes.    So long as the Underwriters are required to deliver a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations) in connection with sales or solicitations of offers to purchase the Notes, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company and of counsel for the Underwriters, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Underwriters, and the Company will promptly prepare and file an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to the Underwriters. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

        (e)   Earnings Statements.    The Company will make generally available to its security holders a consolidated earnings statement (which need not be audited) covering a period of at least twelve months commencing after the Closing Time, as soon as is reasonably practicable after the end of such period, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act (and at the option of the Company, Rule 158 of the 1933 Act Regulations).

        (f)    Blue Sky Qualifications.    The Company will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may reasonably designate (provided no registration shall be required in any jurisdiction outside the United States), and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company will promptly notify the Underwriters of any suspension of any such qualifications; and provided, further, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

        (g)   Filing of Prospectus; Preparation of Final Term Sheet.

          (i)    The Company will prepare a final term sheet (the "Final Term Sheet") reflecting the final terms of the Notes, which shall be substantially in the form set forth in Schedule B hereto, and shall file such Final Term Sheet as an "issuer free writing prospectus" pursuant to Rule 433 prior to the close of business within two business days after the date hereof; provided that the Company shall furnish the Underwriters with copies of any such Final Term Sheet a reasonable amount of time prior to the earlier of any such proposed filing or use and will not use or file any such Final Term Sheet to which the Representatives shall reasonably object in writing.

          (ii)   Immediately following the execution and delivery of this Agreement, the Company will prepare and file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)), copies of a supplement to the Prospectus containing the terms of the Notes and such other information as the Representatives and the Company deem appropriate.

        (h)   [Listing of Notes.    The Company will use its reasonable best efforts to cause the Notes to be duly authorized for listing on the New York Stock Exchange.]

        (i)    Issuer Free Writing Prospectuses.    The Company represents and agrees that, unless it obtains the prior consent of the Underwriters (which shall not be unreasonably withheld or delayed), and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers] (which shall not be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Notes that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433.

SECTION 5.    Payment of Expenses.

        The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (i)    The preparation and filing of the Registration Statement and all amendments thereto, the General Disclosure Package, each preliminary prospectus and the Prospectus and any amendments or supplements thereto and all Incorporated Documents;

          (ii)   The preparation, filing and printing of this Agreement;

          (iii)  The preparation, printing, issuance and delivery of the Notes;

          (iv)  The reasonable fees and disbursements of the Trustee and its counsel and of any calculation agent or exchange rate agent in connection with the Indenture and the Notes;

          (v)   The qualification of the Notes under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any legal investment survey;

          (vi)  The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the General Disclosure Package, each preliminary prospectus and the Prospectus and any amendments or supplements thereto relating to the Notes, and the delivery by the Underwriters of the General Disclosure Package, each preliminary prospectus and the Prospectus and any amendments or supplements thereto in connection with solicitations of offers to purchase, or confirmations of sales of, the Notes;

          (vii) The preparation, printing and delivery to the Underwriters of copies of the Indenture;

          (viii)  Any fees charged by rating agencies for the rating of the Notes; and

          (ix)  The fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. ("FINRA") relating to the offering made hereby.

        If this Agreement is terminated pursuant to any of the provisions hereof (otherwise than by notice given by the Underwriters in connection with the occurrence of any event set forth in clauses (ii) through (iv) of Section 10(a) or pursuant to Section 11), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.    Conditions of Underwriters' Obligations.

        The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein and the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a)   The Registration Statement shall have become effective under the 1933 Act and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be instituted or to the knowledge of the Company or the Underwriters, threatened or contemplated by the Commission; no stop order suspending the sale of the Notes in any jurisdiction designated by the Underwriters pursuant to Section 4(f) shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or the Underwriters, threatened or shall be contemplated; any request of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Final Term Sheet and supplement to the Prospectus referred to in Section 4(g) of this Agreement shall have been transmitted to the Commission for filing pursuant to Rule 433 and Rule 424(b) (without reliance on Rule 424(b)(8)), respectively, of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing.

          (b)   The Underwriters shall have received an opinion from Kendrick F. Royer, Esq., internal counsel of the Company, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

            (i)    The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. Each Principal Domestic Subsidiary is validly existing in good standing under the laws of its state of incorporation.

            (ii)   The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Indenture, to borrow money as contemplated in this Agreement and the Indenture, and to issue, sell and deliver the Notes.

            (iii)  This Agreement has been duly authorized, executed and delivered by the Company.

            (iv)  The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (x) as may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the applicability or effect of any fraudulent transfer, preference or similar law, (C) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), [To be deleted if notes are denominated in U.S. dollars—(D) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (E) acts of a governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit,] and (F) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, and (y) that the waiver contained in Section 515 of the Indenture may be deemed unenforceable.

            (v)   No consent or approval of any United States governmental authority or other United States person or United States entity is required in connection with the issuance or sale of the Notes other than registration thereof under the 1933 Act, qualification of the Indenture under the 1939 Act, and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Notes are to be offered or sold and the rules and regulations of FINRA. The opinion expressed in this paragraph (v) is limited to those consents and approvals which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement.

            (vi)  The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (x) as may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the applicability or effect of any fraudulent transfer, preference or similar law, (C) the effect of general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law), [To be deleted if notes are denominated in U.S. dollars—(D) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (E) acts of a governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit,] and (F) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, and (y) that the waiver contained in Section 515 of the Indenture may be deemed unenforceable.

            (vii) The Registration Statement has become effective under the 1933 Act and the Indenture has been qualified under the 1939 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

            (viii)  The execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Notes and the performance of this Agreement and the Indenture by the Company will not (A) conflict with the Restated Certificate of Incorporation or Bylaws of the Company, in each case, as amended, (B) violate or conflict with, or result in any contravention of, any statute, law or regulation to which the Company or any Principal

    Domestic Subsidiary or any of their respective properties may be subject or (C) violate or conflict with any judgment, decree or order, known to such counsel, after reasonable inquiry, of any court or governmental agency or authority entered in any proceeding to which the Company or any Principal Domestic Subsidiary was or is now a party or by which it is bound, except that such counsel may state that the opinion set forth in clause (B) of this paragraph (viii) is limited to those statutes, laws or regulations in effect as of the date of such opinion which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and that such counsel expresses no opinion as to the securities or Blue Sky laws of the various jurisdictions in which the Notes are to be offered or the rules and regulations of FINRA.

            (ix)  The Registration Statement and any post-effective amendment thereto, as of the respective times they became effective, and the Prospectus, as of its date, including each Incorporated Document when such Incorporated Document was filed or became effective, or if any such Incorporated Document was amended, when such amendment was filed or became effective, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act or the 1934 Act, as the case may be, except that in each case such counsel may state that, other than as set forth in clause (x) of this Section 6(b), such counsel assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel need not express an opinion as to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference therein or excluded therefrom, or the exhibits thereto, including the Form T-1.

            (x)   The statements in the Statutory Prospectus and the Prospectus under the captions ["Description of Senior Debt Securities"] ["Description of Subordinated Debt Securities"] and "Description of the Notes," insofar as they purport to summarize certain provisions of documents specifically referred to therein, fairly summarize such provisions in all material respects.

            (xi)  Except as set forth in the Prospectus (including the Incorporated Documents) and the General Disclosure Package (including the Incorporated Documents) there is not pending or, to the knowledge of such counsel, after reasonable inquiry, threatened any action, suit or proceeding against the Company or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, taken as a whole.

            (xii) To the best of such counsel's knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

            (xiii)  To the best of such counsel's knowledge, after reasonable inquiry, the Company is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended.

            (xiv) To the best of such counsel's knowledge, after reasonable inquiry, the execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement and the Indenture will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under, subject to the Company's compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement or instrument to which the Company is a party or by which it is bound and that is, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole. To the best of such counsel's knowledge, after reasonable inquiry, the issuance and sale of the Notes on the date of such opinion, both immediately before and after giving effect to such issuance and sale, would not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under any applicable covenants pertaining to the Company's incurrence of unsecured indebtedness contained in the agreements or instruments referred to above.

            In rendering the foregoing opinions such counsel may state that with respect to certain matters he has relied upon advice of other counsel employed by the Company who are more familiar with such matters.

            In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, outside counsel for the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the General Disclosure Package and Prospectus and related matters were discussed and, although he is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus (other than as set forth in paragraph (x) above) and has not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead him to believe that:

        (i)
        the Registration Statement (including the Incorporated Documents and the Rule 430B Information), at the time the Registration Statement initially became effective (or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference therein), as the case may be), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

        (ii)
        the Registration Statement (including the Incorporated Documents and the Rule 430B Information), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

        (iii)
        the Prospectus (including the Incorporated Documents), as of the date of this Agreement or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

        (iv)
        the General Disclosure Package (including the Incorporated Documents), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference in, or excluded from, the Registration Statement, the Prospectus or the General Disclosure Package or with respect to the Form T-1.

        (c)   The Underwriters shall have received an opinion from counsel to the Underwriters, dated as of the Closing Time and in form and substance satisfactory to the Representatives.

        (d)   Officer's Certificate.    Except as contemplated in the Prospectus and the General Disclosure Package or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the Closing Time, there shall not have been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus or the General Disclosure Package, any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole. The Underwriters shall have received a certificate signed by an officer of the Company, dated as of the Closing Time, to the effect (i) that there has been no such material adverse change, (ii) that the representations and warranties of the Company contained in Section 1(a) hereof (other than Section 1(a)(vii)) are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part to be performed or satisfied at or prior to the date of such certificate and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officer's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

        (e)   Comfort Letter.    On the date hereof, the Underwriters shall have received a letter from the Company's independent registered public accounting firm, dated as of the date hereof and in form and substance satisfactory to the Representatives, containing statements and information of a type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; and, if financial statements for any assets, business or entity acquired by the Company are included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, the Underwriters shall have received a similar "comfort letter" from an independent registered public accounting firm, dated as of the date hereof and in form and substance satisfactory to the Representatives, with respect to such financial statements and any financial information with respect to such assets, business or entity, as the case may be, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

        (f)    Subsequent Delivery of Comfort Letter.    At the Closing Time, the Underwriters shall have received from each independent registered public accounting firm which delivered a letter pursuant to subsection (e) of this Section, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

        (g)   Other Documents.    At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

        If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers] by notice to the Company at any time at or prior to the Closing Time, and any such termination shall be without liability of any party to any other party, except that the acknowledgements and agreements in Section 2(c) hereof, the covenant in Section 4(e) hereof, the provisions of Section 5 hereof, and the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Sections 9 and 14 hereof shall remain in effect.

SECTION 7.    Indemnification.

        (a)   Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers]), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii)  against any and all expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) as to which such Underwriter may be required to indemnify the Company pursuant to the provisions of subsection (b) of this Section 7; or (C) if such loss, liability, claim, damage or expense is covered by any other written agreement between the Company and such Underwriter pertaining to the sale of the Notes pursuant to which such Underwriter may be required to indemnify the Company for such loss, liability, claim, damage or expense.

        (b)   Indemnification of the Company.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, such preliminary prospectus, the General Disclosure Package, such Issuer Free Writing Prospectus or the Prospectus (or such amendment or supplement).

        (c)   General.    (i) In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Underwriter or any person controlling such Underwriter, based upon the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) and with respect to which indemnity may be sought against the Company pursuant to this Section 7, such Underwriter or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers] and payment of all expenses. Failure to give such notice shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity contained in this Section 7. Any such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Underwriter or such controlling person, unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company, (B) the Company shall have failed to assume the defense and employ reasonably satisfactory counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Underwriter or such controlling person and the Company, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from, or additional to, those available to the Company (in which case, if such Underwriter or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and all such controlling persons, which firm shall be designated in writing by the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers], on behalf of all of such Underwriters and such controlling persons).

          (ii)   In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company, any of the Company's directors or officers, or any person controlling the Company, with respect to which indemnity may be sought against any Underwriter pursuant to this Section 7, such Underwriter shall have the rights and duties given to the Company by subsection (c)(i) of this Section 7 with respect thereto (provided that, notwithstanding the foregoing, any authorization of the nature specified in clause (A) of subsection (c)(1) of this Section 7 may be given only by the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers] and copies of all notices given by the Company of the nature specified in such subsection (c)(1) of this Section 7 shall also be sent to the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers]), and the Company, the Company's directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by subsection (c)(i) of this Section 7 with respect thereto.

SECTION 8.    Contribution.

        In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable with respect to the indemnified parties, although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages and expenses. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportions as the total net proceeds from the sale of the Notes (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, bear to the total price to public of the Notes as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Notes set forth opposite their names in Schedule A hereto, and not joint. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed by the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Any party entitled to contribution hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought (with, in the case of any notice given by the Company or any of its officers, directors or controlling persons, a copy to the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers]), but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 8.

SECTION 9.    Representations, Warranties and Agreements to Survive Delivery.

        All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of and payment for any of the Notes.

SECTION 10.    Termination.

        (a)   The Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers] may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if between the date hereof and the Closing Date (i) there shall have been any material adverse change in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers], impracticable to market or to enforce contracts for sale of the Notes, (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange in the United States, or if trading generally on the New York Stock Exchange shall have been suspended or settlement shall have been materially disrupted, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities [To be deleted if Notes are denominated in U.S. dollars—or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable], (iv) any of Standard & Poor's Corporation and Moody's Investors Service, Inc. (or any of their respective successors) shall have publicly announced that it has (A) placed the Notes or the Company's unsecured senior long term debt generally on what is commonly termed a "watch list" for possible downgrading or (B) downgraded the Notes or the Company's unsecured senior long term debt generally, or (v) the Company shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in Section 6 hereof.

        (b)   If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

SECTION 11.    Default by One or More of the Underwriters.

        If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Notes"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of such non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, such non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (a)   if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b)   if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Representatives [If applicable, reference to Representatives may be replaced with names of book-running managers] or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. The term "Underwriter" as used in this Agreement shall include any underwriter substituted for a defaulting Underwriter.

SECTION 12.    Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters and the Representatives shall be directed to them c/o    •    . Notices to the Company shall be directed to it at 10889 Wilshire Boulevard, Los Angeles, California 90024, attention of Vice President and Treasurer.

SECTION 13.    Parties.

        This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.    Governing Law.

        This Agreement and the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, including, without limitation, Section 5- 1401 of the New York General Obligations Law.

[Signature Page Follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

OCCIDENTAL PETROLEUM CORPORATION

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[UNDERWRITERS]

By:	[REPRESENTATIVES]

By	Authorized Signatory

SCHEDULE A

Name of Underwriter	Principal Amount of Notes
$

Total	$

A-1

SCHEDULE B

[Insert Form of Final Term Sheet]

B-1

SCHEDULE C

Issuer General Use Freewriting Prospectuses

2

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  Exhibit 1.1
OCCIDENTAL PETROLEUM CORPORATION FORM OF UNDERWRITING AGREEMENT